Form N-SAR

Sub-Item 77Q1(d)
Constituent Instruments Defining the Rights of the Holders of Any New Class of Securities
33-63212, 811-7736

Rule 18f-3 Plan for Janus Aspen Series with respect to Institutional Shares, Service Shares and Service II Shares of each Portfolio of Janus Aspen Series is incorporated herein by reference to Exhibit 15(f) and Exhibit 15(g) to Post-Effective Amendment No. 33 to Janus Aspen Series' registration statement on Form N-1A, filed on April 30, 2003, accession number 0001035704-03-000269 (File No. 33-63212).